EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this yearly report on Form 10-KSB of China Elite Information Co., Ltd. (the “Company”) for the year ended November 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Li Kin Shing, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 15, 2007	By	/s/ Li Kin Shing
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Li Kin Shing
President, Chief Executive Officer
and Chief Financial Officer